UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 18, 2010 at 4:01 p.m. Eastern time (the “Effective Time”), QuadraMed Corporation (the “Company”) completed its merger (the “Merger”) with Bavaria Holdings Inc. (“Parent”), and Bavaria Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent in accordance with the Agreement and Plan of Merger, dated as of December 7, 2009, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). Parent is controlled by Francisco Partners, one of the world’s largest technology-focused private equity firms (“Francisco Partners”). The Merger Agreement was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on February 8, 2010, and was adopted by the Company’s common stockholders at a special meeting of the Company’s common stockholders held on March 9, 2010.

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 18, 2010, the Company and its wholly owned subsidiaries Tempus Software, LLC (“Tempus”), QuadraMed Affinity Corporation (“QuadraMed Affinity”), and QuadCopper, LLC (“QuadCopper”), entered into a credit agreement with QuadraMed Holdings LLC (“LLC”), QuadraMed Quantim Corporation, a wholly owned subsidiary of LLC (“Quantim,” and collectively with the Company, Tempus, QuadraMed Affinity, and QuadCopper, the “Borrowers”), the lenders party thereto (the “Lenders”) and Wells Fargo Capital Finance, LLC, as agent for the Lenders (the “Credit Agreement”). Pursuant to the terms of the Credit Agreement, the Lenders, subject to the terms and conditions therein, committed to provide a $65,000,000 secured credit facility, consisting of (i) a secured term loan facility in an aggregate principal amount of $60,000,000 and (ii) a secured revolving credit facility with a maximum availability of $5,000,000. The facility will be used for the purpose of funding a portion of the consideration payable in connection with the Merger, paying certain fees and expenses of the Merger, and for all other lawful and permitted purposes in accordance with the terms of the Credit Agreement. The initial term of the facility is three years, with the ability to extend the facility for an additional two years in the event that the Company meets certain requirements.

In connection with its entry into the Credit Agreement, the Borrowers, including the Company, entered into a security agreement (the “Security Agreement”) dated as of March 18, 2010 with LLC (together with the Borrowers, the “Grantors”), the Lenders and Wells Fargo Capital Finance, as agent (“Agent”) for the Lenders and the Bank Product Providers (as defined in the Credit Agreement). Pursuant to the terms of the Security Agreement, each Grantor granted, assigned and pledged to Agent, for the benefit of each Lender and Bank Product Provider, a continuing security interest in all of such Grantor’s right, title, and interest in and to certain collateral set forth in the Security Agreement, including intellectual property rights, accounts, deposit accounts, cash and cash equivalents, in order to secure the payment, observance and performance of the obligations of the Grantors and the Borrowers under the Security Agreement and Credit Agreement, respectively.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Under the terms of the Merger Agreement, at the Effective Time, other than dissenting shares or shares held by the Company, Parent, Merger Sub or their subsidiaries, each issued and outstanding share of the Company’s common stock was cancelled and automatically converted into the right to receive $8.50 per share in cash, without interest (the “Merger Consideration”) and less any applicable withholding tax, and each issued and outstanding share of the Company’s Series A Cumulative Mandatory Convertible Preferred Stock (the “Series A Stock”), was cancelled and automatically converted into the right to receive $13.7097 per share in cash, without interest and less any applicable withholding tax. Additionally, each option to purchase shares of the Company’s common stock (each, a “Company Option”) outstanding immediately prior to the Effective Time, was canceled and converted into the right to receive an amount in cash equal to (i) the product of (A) the number of shares of common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the amount, if any, by which the Merger Consideration exceeded the exercise price per share of common stock previously subject to such Company Option, less (ii) such amounts as may be required to be withheld or deducted for tax purposes.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to such agreement, the terms of which are incorporated herein by reference in response to this Item 3.01.

As a result of the Merger, trading of shares of the Company’s common stock on the Nasdaq Global Market ceased prior to the commencement of market trading hours on March 19, 2010. The Company intends to seek to terminate the registration of such shares of common stock from Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its obligation to file reports under Sections 13(a) and 15(d) of the Exchange Act.

ITEM 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

ITEM 5.01	Changes in Control of Registrant.

On March 18, 2010, Francisco Partners consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The Company is the surviving corporation in the Merger and is a wholly owned subsidiary of Parent.

The aggregate purchase price paid for all equity securities of the Company was approximately $126 million. The purchase price was funded by (i) borrowings under the Credit Agreement described in Item 1.01 above, (ii) equity financing from funds managed by Francisco Partners, and (iii) cash on hand of the Company.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, all members of the Company’s Board of Directors, James E. Peebles, Robert L. Pevenstein, Lawrence P. English, Robert W. Miller, William K. Jurika and Duncan W. James, voluntarily resigned as of the Effective Time, and the directors of Merger Sub immediately prior to the Effective Time, Ezra Perlman and Chris Adams became the directors of the Company following the closing.

At the Effective Time, Mr. James, the Company’s Chief Executive Officer, ceased to be the Company’s President, and David L. Piazza, the Company’s Chief Financial Officer, Chief Operating Officer and Executive Vice President, ceased to be the Company’s Corporate Secretary. Ezra Perlman has been appointed President of the Company, and Chris Adams has been appointed Secretary of the Company.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the bylaws of Merger Sub as in effect at the Effective Time, as amended to reflect certain rights to indemnification provided for in the Merger Agreement, became the bylaws of the Company. The Amended and Restated Bylaws of the Company are attached as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On March 18, 2010, the Company issued a press release announcing the completion of the Merger, which is incorporated herein by reference in response to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Company.

Exhibit 99.1	Press release issued by the Company dated March 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2010

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.

99.1	Press release issued by the Company dated March 18, 2010.